Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Magic Media Networks, Inc. (the "Company") on Form 10-QSB for the quarter ending July 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),  I, Gordon Scott Venters, President,  certify,  pursuant  to 18 U.S.C. Section 1350,  as  adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 18, 2003

/s/ Gordon Scott Venters

Gordon Scott Venters Principal Executive Officer and Acting Principal Financial Officer